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                                                                      EXHIBIT 16

                                     ARTHUR
                                    ANDERSEN

November 22, 1996
                                                    ----------------------------
                                                    Arthur Andersen LLP

Chief Accountant
Securities and Exchange Commission                  ----------------------------
Washington, D.C. 20549                              633 West Fifth Street
                                                    Los Angeles CA  90071-2008
                                                    213 614 6500





Dear Sirs:

We have read Item 4 included in the attached Form 8-K dated November 15, 1996 of Continucare Corporation (formerly Zanart Entertainment Incorporated) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,



/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP